HIGHLAND FUNDS I

HIGHLAND FUNDS II

NEXPOINT CREDIT STRATEGIES FUND

NEXPOINT CAPITAL, INC.

(collectively, the “Funds”)

September 22, 2015

Boards of Trustees of Highland Funds I, Highland Funds II and NexPoint Credit Strategies Fund

Board of Directors of NexPoint Capital, Inc.

200 Crescent Court, Suite 700

Dallas, Texas 75201

Gentlemen:

Effective this day, please let this letter serve as confirmation of my resignation as Trustee or Director, as the case may be, of the above referenced Funds and from all offices I hold with the Funds.

Terrence O. Jones